Exhibit 99.1

COMERICA REPORTS THIRD QUARTER NET INCOME OF $59 MILLION

Positive Trends in Credit Quality Continued

Strong Capital and Liquidity for Future Growth

Customers Remain Cautious

DALLAS/October 20, 2010 — Comerica Incorporated (NYSE: CMA) today reported third quarter 2010 net income of $59 million, compared to $70 million for the second quarter 2010. Third quarter 2010 included a total provision for credit losses of $116 million, compared to $126 million for the second quarter 2010.

(dollar amounts in millions, except per share data)	3rd Qtr ‘10		2nd Qtr ‘10	3rd Qtr ‘09
Net interest income	$404		$422	$385
Provision for loan losses	122		126	311
Noninterest income	186		194	315
Noninterest expenses	402		397	399

Net income	59		70	19

Net income (loss) attributable to common shares	59		69	(16)

Diluted income (loss) per common share	0.33		0.39	(0.10)

Tier 1 capital ratio	9.97	% (a)	10.64%	12.21%
Tangible common equity ratio (b)	10.39		10.11	7.96

Net interest margin	3.23		3.28	2.68

(a) September 30, 2010 ratio is estimated and excludes trust preferred securities, fully redeemed on October 1, 2010.

(b) See Reconciliation of Non-GAAP Financial Measures.

“In this sluggish and still uncertain economic environment, our customers have remained understandably cautious.  This is reflected in the weak loan demand and continued strong core deposit levels,” said Ralph W. Babb Jr., chairman and chief executive officer.  “Our solid capital and liquidity position enabled us to fully redeem our trust preferred securities on October 1, which will reduce interest expense.  This uniquely positions us as the only bank in our peer group to have redeemed TARP and eliminated trust preferred securities.

“Our third quarter financial results reflected the continued improvement in credit quality and careful control of expenses.  Our skill-based, relationship-driven strategy and our prudent, conservative approach to banking continued to serve us well.”

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Third Quarter 2010 Highlights Compared to Second Quarter 2010

•                 Credit quality continued to improve.  Net credit-related charge-offs decreased $14 million to $132 million and the provision for credit losses, which includes both the provision for loan losses and the provision for credit losses on lending-related commitments, decreased $10 million to $116 million. Watch list loans — generally consistent with regulatory defined special mention, substandard and doubtful (nonaccrual) loans — declined $480 million to $6.2 billion.

•                 The pace of decline in loans continued to slow in the third quarter 2010.  Average loans decreased $570 million, compared to declines of $641 million and $1.4 billion in the second and first quarters of 2010, respectively.  About one-half of the third quarter 2010 decrease in average loans was in the Commercial Real Estate business line. Average loans increased in the third quarter 2010 in the Mortgage Banker Finance, National Dealer Services and Energy Lending business lines.

•                 Average deposit levels remained strong in the third quarter 2010, decreasing only one percent from the second quarter 2010.  Growth in business deposits was offset by reduced Personal and Private Banking deposits.

•                 Net interest income decreased $18 million to $404 million for the third quarter 2010, compared to $422 million for the second quarter 2010. Average earning assets decreased $1.6 billion in the third quarter 2010, compared to the second quarter 2010, and the net interest margin of 3.23 percent decreased five basis points, from 3.28 percent in the second quarter 2010.

•                 Expenses remained well controlled in the third quarter 2010.  Noninterest expenses increased one percent from second quarter 2010 to third quarter 2010.  Full-time equivalent staff decreased by approximately 300 employees, or three percent, from September 30, 2009.

•                 Capital ratios remained strong. The tangible common equity ratio increased 28 basis points to 10.39 percent at September 30, 2010 and the estimated Tier 1 common ratio increased 16 basis points, to 9.97 percent at September 30, 2010, from June 30, 2010.  The estimated Tier 1 capital ratio was 9.97 percent at September 30, 2010, compared to 10.64 percent at June 30, 2010, reflecting the redemption of trust preferred securities.

Net Interest Income and Net Interest Margin

(dollar amounts in millions)	3rd Qtr ‘10	2nd Qtr ‘10	3rd Qtr ‘09
Net interest income	$404	$422	$385

Net interest margin	3.23%	3.28%	2.68%

Selected average balances:
Total earning assets	$50,189	$51,835	$57,513
Total investment securities	6,906	7,262	9,070
Federal Reserve Bank deposits (excess liquidity) (a)	2,983	3,719	3,492
Total loans	40,102	40,672	44,782

Total core deposits (b)	38,786	38,928	35,807
Total noninterest-bearing deposits	14,920	15,218	13,225

(a) See Reconciliation of Non-GAAP Financial Measures.

(b) Core deposits exclude other time deposits and foreign office time deposits.

•                 The $18 million decrease in net interest income in the third quarter 2010, when compared to second quarter 2010, resulted primarily from decreases in earning assets and the net interest margin.

•                 Average earning assets decreased $1.6 billion, including decreases of $736 million in average Federal Reserve Bank deposits, $570 million in average loans and $356 million in average investment securities. The decrease in average loans reflected decreases in the Middle Market, Commercial Real Estate and Global Corporate Banking business lines, partially offset by increases in the Mortgage Banker Finance, National Dealer Services and Energy Lending business lines.

•                 The net interest margin of 3.23 percent decreased five basis points, compared to second quarter 2010.  The third quarter 2010 was negatively impacted by a reduction in deferred loan fees recognized, compared to the second quarter 2010, resulting from a higher rate of loan prepayments in the first half of 2010, and accelerated prepayments on higher-yielding mortgage-backed investment securities in the third quarter 2010.  A reduction in excess liquidity partially offset these decreases. The net interest margin was reduced by approximately 19 and 23 basis points in the third and second quarters of 2010, respectively, from excess liquidity, which was represented by $3.0 billion of average balances deposited with the Federal Reserve Bank in the third quarter 2010, compared to $3.7 billion of average balances in the second quarter 2010.

•                 Third quarter 2010 average core deposits decreased $142 million compared to second quarter 2010.

Noninterest Income

Noninterest income was $186 million for the third quarter 2010, compared to $194 million for the second quarter 2010.  The $8 million decrease resulted primarily from decreases of $6 million in customer derivative income (included in “other noninterest income”) and $2 million in foreign exchange income, partially offset by a $3 million increase in investment banking income (included in “other noninterest income”).

Noninterest Expenses

Noninterest expenses were $402 million for the third quarter 2010, compared to $397 million for the second quarter 2010. The $5 million increase in noninterest expenses in the third quarter 2010, compared to the second quarter 2010, was primarily due to increases in salaries expense ($8 million) and employee benefits expense ($2 million), partially offset by a decrease in the provision for credit losses on lending-related commitments ($6 million).  The increase in salaries expense reflected the impact of one additional day in the third quarter 2010 and included an increase in share-based compensation expense of $6 million as a result of third quarter 2010 stock grants.  Full-time equivalent staff decreased by approximately 300 employees, or three percent, from September 30, 2009.

Credit Quality

“The continued improvement in credit quality is reflected by the decline in net charge-offs for the fifth consecutive quarter, as well as the $10 million decline in the provision for credit losses compared to the second quarter,” Babb said.  “The increase in inflows to nonaccrual loans primarily reflected commercial real estate, which we believe will continue to exhibit variability with a downward trend.  Overall, credit migration has actually improved, as evidenced by the $480 million decline in the watch list, which is our best early indicator of future credit quality.  Our early recognition of credit issues and our ability to quickly and proactively work through them remains one of our key strengths.”

•                 Net credit-related charge-offs decreased $14 million to $132 million in the third quarter 2010, from $146 million in the second quarter 2010. The decrease in net credit-related charge-offs resulted primarily from a $39 million decrease in the Middle Market business line in the third quarter 2010, partially offset by a $24 million increase in the Commercial Real Estate business line, primarily in the Western and Midwest markets.

•                 Watch list loans declined $480 million to $6.2 billion from June 30, 2010 to September 30, 2010.

•                 The provision for credit losses decreased $10 million, primarily due to declines in the Middle Market,  Energy Lending and Entertainment Lending business lines, partially offset by increases in the Private Banking and Commercial Real Estate business lines.

•                 During the third quarter 2010, $294 million of loan relationships greater than $2 million were transferred to nonaccrual status, an increase of $95 million from the second quarter 2010, primarily due to a $100 million increase in transfers from the Commercial Real Estate business line.  Of the transfers of loan relationships greater than $2 million to nonaccrual in the third quarter 2010, $132 million were from the Commercial Real Estate business line, primarily in the Western and Florida markets, $91 million were from the Middle Market business line, primarily in the Midwest market, and $28 million were from Energy Lending in the Texas market.

•                 Nonperforming assets increased $97 million to $1.3 billion, or 3.24 percent of total loans and foreclosed property, at September 30, 2010.

•                 Nonaccrual loans were charged down 45 percent as of both September 30, 2010 and June 30, 2010, compared to 41 percent one year ago.

•                 Foreclosed property increased $27 million to $120 million at September 30, 2010, from $93 million at June 30, 2010.

•                 Loans past due 90 days or more and still accruing were $104 million at September 30, 2010, a decrease of $11 million compared to June 30, 2010.

•                 The allowance for loan losses to total loans ratio was 2.38 percent at both September 30, 2010 and June 30, 2010.

(dollar amounts in millions)	3rd Qtr ‘10	2nd Qtr ‘10	3rd Qtr ‘09
Net credit-related charge-offs	$132	$146	$239
Net credit-related charge-offs/Average total loans	1.32%	1.44%	2.14%

Provision for loan losses	$122	$126	$311
Provision for credit losses on lending-related commitments	(6)	—	2
Total provision for credit losses	116	126	313

Nonperforming loans	1,191	1,121	1,196
Nonperforming assets (NPAs)	1,311	1,214	1,305
NPAs/Total loans and foreclosed property	3.24%	2.98%	2.99%

Loans past due 90 days or more and still accruing	$104	$115	$161

Allowance for loan losses	957	967	953
Allowance for credit losses on lending-related commitments (a)	38	44	35
Total allowance for credit losses	995	1,011	988
Allowance for loan losses/Total loans	2.38%	2.38%	2.19%
Allowance for loan losses/Nonperforming loans	80	86	80

(a) Included in “Accrued expenses and other liabilities” on the consolidated balance sheets.

Balance Sheet and Capital Management

Total assets and common shareholders’ equity were $55.0 billion and $5.9 billion, respectively, at September 30, 2010, compared to $55.9 billion and $5.8 billion, respectively, at June 30, 2010. There were approximately 176 million common shares outstanding at September 30, 2010.

On October 1, 2010 Comerica fully redeemed $500 million of trust preferred securities.  Subsequent to the redemption, no additional trust preferred securities remained outstanding.  As previously announced, Comerica will recognize a one-time, pre-tax charge of approximately $5 million in the fourth quarter 2010, reflecting accelerated accretion of the remaining trust preferred original issuance discount.  The $500 million of trust preferred securities outstanding at September 30, 2010 were excluded from Tier 1 and total capital in the computation of estimated risk-based capital ratios as of September 30, 2010.

Comerica’s tangible common equity ratio was 10.39 percent at September 30, 2010, an increase of 28 basis points from June 30, 2010. The estimated Tier 1 common ratio increased 16 basis points, to 9.97 percent at September 30, 2010, from June 30, 2010.  The estimated Tier 1 capital ratio was 9.97 percent at September 30, 2010, compared to 10.64 percent at June 30, 2010.  The decrease in the Tier 1 capital ratio reflected the redemption of the trust preferred securities, which accounted for 83 basis points in the June 30, 2010 Tier 1 capital ratio.

Fourth Quarter 2010 Outlook

For the fourth quarter 2010, management expects:

•                 Average earning assets of approximately $48 billion in the fourth quarter 2010, largely reflecting a decline in average excess liquidity from $3.0 billion in the third quarter 2010 to approximately $1 billion in the fourth quarter 2010. Excess liquidity is expected to decline primarily due to debt maturities and the redemption of the trust preferred securities.

•                 An average net interest margin between 3.30 percent and 3.35 percent primarily based on a decline in excess liquidity.

•                 Fourth quarter 2010 net credit-related charge-offs similar to third quarter 2010. The provision for credit losses is expected to be below net credit-related charge-offs.

•                 A low single-digit decline in noninterest income compared to the third quarter 2010.  Market-related fees are expected to be lower as customers remain cautious in a sluggish and still uncertain economic environment.

•                 A low single-digit increase in noninterest expenses compared to the third quarter 2010.  Included in the outlook is an estimated $5 million negative impact reflecting accelerated accretion of the remaining original issuance discount on the redemption of trust preferred securities.

Business Segments

Comerica’s continuing operations are strategically aligned into three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management.  The Finance Division also is included as a segment. The financial results below are based on the internal business unit structure of the Corporation and methodologies in effect at September 30, 2010 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses third quarter 2010 results compared to second quarter 2010.

The following table presents net income (loss) by business segment.

(dollar amounts in millions)	3rd Qtr ‘10	2nd Qtr ‘10	3rd Qtr ‘09
Business Bank	$133	$135	$22
Retail Bank	(7)	(3)	(11)
Wealth & Institutional Management	(10)	5	10
	116	137	21
Finance	(58)	(57)	(7)
Other (a)	1	(10)	5
Total	$59	$70	$19

(a) Includes discontinued operations and items not directly associated with the three major business segments or the Finance Division.

Business Bank

(dollar amounts in millions)	3rd Qtr ‘10	2nd Qtr ‘10	3rd Qtr ‘09
Net interest income (FTE)	$336	$351	$346
Provision for loan losses	57	83	252
Noninterest income	69	78	72
Noninterest expenses	155	157	160
Net income	133	135	22

Net credit-related charge-offs	99	113	195

Selected average balances:
Assets	30,309	30,609	34,822
Loans	29,940	30,353	34,116
Deposits	19,266	19,069	15,735

Net interest margin	4.45%	4.63%	4.01%

•                 Average loans decreased $413 million, reflecting declines in all major markets. The decrease in average loans reflected decreases in Commercial Real Estate, Middle Market and Global Corporate Banking, partially offset by increases in Mortgage Banker Finance, National Dealer Services and Energy Lending. The decline in loans continued to slow in the third quarter 2010.

•                 Average deposits increased $197 million, primarily due to increases in Middle Market, Energy Lending and the Financial Services Division, partially offset by a decline in Global Corporate Banking.

•                 The net interest margin of 4.45 percent decreased 18 basis points, due in part to a reduction in deferred loan fees recognized in the third quarter 2010 and a change in the deposit mix, as balances moved from lower-cost transaction accounts to higher-cost money market accounts.

•                 The provision for loan losses decreased $26 million, primarily due to a decrease in Middle Market.

•                 Noninterest income decreased $9 million, primarily due to decreases in foreign exchange income and customer derivative income.

•                 Noninterest expenses decreased $2 million, primarily due to a decrease in the provision for credit losses on lending-related commitments, partially offset by an increase in allocated corporate overhead expenses.

Retail Bank

(dollar amounts in millions)	3rd Qtr ‘10	2nd Qtr ‘10	3rd Qtr ‘09
Net interest income (FTE)	$133	$134	$127
Provision for loan losses	24	20	42
Noninterest income	45	42	50
Noninterest expenses	165	160	154
Net loss	(7)	(3)	(11)

Net credit-related charge-offs	19	22	34

Selected average balances:
Assets	5,777	5,937	6,445
Loans	5,314	5,446	5,904
Deposits	16,972	16,930	17,563

Net interest margin	3.10%	3.17%	2.87%

•                  Average loans decreased $132 million, reflecting declines across all markets and business lines.

•                  Average deposits increased $42 million, primarily due to increases in noninterest-bearing and money market deposits, partially offset by a decline in customer certificates of deposit.

•                  The provision for loan losses increased $4 million, reflecting increases in Personal Banking and Small Business Banking.

•                  Noninterest expenses increased $5 million, primarily due to increases in net occupancy expense and allocated corporate overhead expenses.

Wealth and Institutional Management

(dollar amounts in millions)	3rd Qtr ‘10	2nd Qtr ‘10	3rd Qtr ‘09
Net interest income (FTE)	$41	$45	$42
Provision for loan losses	37	19	20
Noninterest income	59	61	66
Noninterest expenses	78	79	73
Net income	(10)	5	10

Net credit-related charge-offs	14	11	10

Selected average balances:
Assets	4,855	4,903	4,856
Loans	4,824	4,840	4,760
Deposits	2,606	2,924	2,735

Net interest margin	3.42%	3.73%	3.48%

•                  Average loans decreased $16 million.

•                  Average deposits decreased $318 million, primarily due to a decline in transaction deposit accounts.

•                  The net interest margin of 3.42 percent decreased 31 basis points, primarily due to a decrease in lower-cost transaction deposit accounts.

•                  The provision for loan losses increased $18 million primarily due to an increase in reserves for investor-owned real estate in the Western market.

Geographic Market Segments

Comerica also provides market segment results for four primary geographic markets: Midwest, Western, Texas and Florida.  In addition to the four primary geographic markets, Other Markets and International are also reported as market segments.  The financial results below are based on methodologies in effect at September 30, 2010 and are presented on a fully taxable equivalent (FTE) basis. The accompanying narrative addresses third quarter 2010 results compared to second quarter 2010.

The following table presents net income (loss) by market segment.

(dollar amounts in millions)	3rd Qtr ‘10	2nd Qtr ‘10	3rd Qtr ‘09
Midwest	$48	$60	$(10)
Western	14	39	(7)
Texas	14	26	7
Florida	(6)	(9)	(12)
Other Markets	33	5	33
International	13	16	10
	116	137	21
Finance & Other Businesses (a)	(57)	(67)	(2)
Total	$59	$70	$19

(a) Includes discontinued operations and items not directly associated with the geographic markets.

Midwest Market

(dollar amounts in millions)	3rd Qtr ‘10	2nd Qtr ‘10	3rd Qtr ‘09
Net interest income (FTE)	$200	$210	$207
Provision for loan losses	38	34	148
Noninterest income	99	97	107
Noninterest expenses	186	181	188
Net income (loss)	48	60	(10)

Net credit-related charge-offs	61	44	102

Selected average balances:
Assets	14,445	14,626	16,623
Loans	14,276	14,592	16,020
Deposits	17,777	17,988	17,384

Net interest margin	4.45%	4.66%	4.69%

•                  Average loans decreased $316 million, with declines in nearly all business lines, partially offset by an increase in National Dealer Services.  The decline in loans continued to slow in the third quarter 2010.

•                  Average deposits decreased $211 million, primarily due to decreases in Global Corporate Banking and Personal Banking, partially offset by increases in the Financial Services Division, Small Business Banking and Middle Market.

•                  The net interest margin of 4.45 percent decreased 21 basis points, due in part to a reduction in deferred loan fees recognized in the third quarter 2010 and a change in the deposit mix.

•                  The provision for loan losses increased $4 million, primarily due to increases in Middle Market, Private Banking and Personal Banking, partially offset by decreases in Commercial Real Estate and Small Business Banking.

•                  Noninterest income increased $2 million, primarily due to an increase in investment banking fees.

•                  Noninterest expenses increased $5 million, primarily due to an increase in allocated corporate overhead expense.

Western Market

(dollar amounts in millions)	3rd Qtr ‘10	2nd Qtr ‘10	3rd Qtr ‘09
Net interest income (FTE)	$157	$164	$159
Provision for loan losses	51	27	101
Noninterest income	31	33	33
Noninterest expenses	107	110	106
Net income (loss)	14	39	(7)

Net credit-related charge-offs	58	47	95

Selected average balances:
Assets	12,746	13,006	14,114
Loans	12,556	12,792	13,923
Deposits	11,793	11,951	11,146

Net interest margin	4.96%	5.13%	4.53%

•                  Average loans decreased $236 million, with declines in nearly all business lines, partially offset by an increase in National Dealer Services.

•                  Average deposits decreased $158 million, primarily due to decreases in Private Banking and Technology and Life Sciences, partially offset by increases in Middle Market, Small Business Banking and Global Corporate Banking.

•                  The net interest margin of 4.96 percent declined 17 basis points, due in part to a reduction in deferred loan fees recognized in the third quarter 2010, a decrease in average deposits and a change in the deposit mix.

•                  The provision for loan losses increased $24 million, primarily due to increases in Private Banking and Commercial Real Estate.

•                  Noninterest expenses decreased $3 million, primarily due to a decrease in the provision for credit losses on lending-related commitments, partially offset by an increase in allocated corporate overhead expense.

Texas Market

(dollar amounts in millions)	3rd Qtr ‘10	2nd Qtr ‘10	3rd Qtr ‘09
Net interest income (FTE)	$78	$81	$77
Provision for loan losses	17	(1)	29
Noninterest income	21	23	22
Noninterest expenses	61	65	58
Net income	14	26	7

Total net credit-related charge-offs	5	8	22

Selected average balances:
Assets	6,556	6,652	7,444
Loans	6,357	6,428	7,221
Deposits	5,443	5,316	4,609

Net interest margin	4.87%	5.05%	4.22%

•                  Average loans decreased $71 million, primarily due to decreases in Commercial Real Estate, Middle Market and Technology and Life Sciences, partially offset by an increase in Energy Lending.

•                  Average deposits increased $127 million, primarily due to increases in Energy Lending and Small Business Banking, partially offset by decreases in Global Corporate Banking and Private Banking.

•                  The net interest margin of 4.87 percent decreased 18 basis points, due in part to a reduction in deferred loan fees recognized in the third quarter 2010 and a change in the deposit mix.

•                  The provision for loan losses increased $18 million, primarily due to an increase in Commercial Real Estate.

•                  Noninterest expenses decreased $4 million primarily due to a decrease in the provision for credit losses on lending-related commitments, partially offset by an increase in allocated corporate overhead expenses.

Florida Market

(dollar amounts in millions)	3rd Qtr ‘10	2nd Qtr ‘10	3rd Qtr ‘09
Net interest income (FTE)	$10	$12	$11
Provision for loan losses	10	17	24
Noninterest income	4	4	3
Noninterest expenses	13	12	10
Net income (loss)	(6)	(9)	(12)

Net credit-related charge-offs	6	7	9

Selected average balances:
Assets	1,528	1,576	1,673
Loans	1,549	1,575	1,674
Deposits	364	404	327

Net interest margin	2.61%	2.94%	2.70%

•                  Average loans decreased $26 million, primarily due to decreases in Middle Market and Commercial Real Estate, partially offset by an increase in Global Corporate Banking.

•                  Average deposits decreased $40 million, primarily due to decreases in Global Corporate Banking and the Financial Services Division.

•                  The net interest margin of 2.61 percent decreased 33 basis points, due in part to a reduction in deferred loan fees recognized in the third quarter 2010 and a change in the deposit mix.

•                  The provision for loan losses decreased $7 million primarily due to decreases in Private Banking and Commercial Real Estate.

Conference Call and Webcast

Comerica will host a conference call to review third quarter 2010 financial results at 7 a.m. CT Wednesday, October 20, 2010. Interested parties may access the conference call by calling (800) 309-2262 or (706) 679-5261 (event ID No. 11806039). The call and supplemental financial information can also be accessed on the Internet at www.comerica.com.  A replay will be available approximately two hours following the conference call through October 31, 2010. The conference call replay can be accessed by calling (800) 642-1687 or (706) 645-9291 (event ID No. 11806039). A replay of the Webcast can also be accessed via Comerica’s “Investor Relations” page at www.comerica.com.

Comerica Incorporated is a financial services company headquartered in Dallas, Texas, and strategically aligned by three major business segments: the Business Bank, the Retail Bank, and Wealth & Institutional Management. Comerica focuses on relationships and helping people and businesses be successful. In addition to Texas, Comerica Bank locations can be found in Arizona, California, Florida and Michigan, with select businesses operating in several other states, as well as in Canada and Mexico.

This press release contains both financial measures based on accounting principles generally accepted in the United States (GAAP) and non-GAAP based financial measures, which are used where management believes it to be helpful in understanding Comerica’s results of operations or financial position.  Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconcilement to the comparable GAAP financial measure, can be found in this press release.  These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-looking Statements

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “feels,” “expects,” “estimates,” “seeks,” “strives,” “plans,” “intends,” “outlook,” “forecast,” “position,” “target,” “mission,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to Comerica or its management, are intended to identify forward-looking statements. These forward-looking statements are predicated on the beliefs and assumptions of Comerica’s management based on information known to Comerica’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Comerica’s management for future or past operations, products or services, and forecasts of Comerica’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, estimates of credit trends and global stability. Such statements reflect the view of Comerica’s management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, Comerica’s actual results could differ materially from those discussed.  Factors that could cause or contribute to such differences are further economic downturns, changes in the pace of an economic recovery and related changes in employment levels, changes in real estate values, fuel prices, energy costs or other events that could affect customer income levels or general economic conditions, the effects of recently enacted legislation, actions taken by or proposed by the U.S. Department of Treasury, the Board of Governors of the Federal Reserve System, the Texas Department of Banking and the Federal Deposit Insurance Corporation, legislation or regulations enacted in the future, and the impact and expiration of such legislation and regulatory actions, the effects of war and other armed conflicts or acts of terrorism, the effects of natural disasters including, but not limited to, hurricanes, tornadoes, earthquakes, fires, droughts and floods, the disruption of private or public utilities, the implementation of Comerica’s strategies and business models, management’s ability to maintain and expand customer relationships, changes in customer borrowing, repayment, investment and deposit practices, management’s ability to retain key officers and employees, changes in the accounting treatment of any particular item, the impact of regulatory examinations, declines or other changes in the businesses or industries in which Comerica has a concentration of loans, including, but not limited to, the automotive production industry and the real estate business lines, the anticipated performance of any new banking centers, the entry of new competitors in Comerica’s markets, changes in the level of fee income, changes in applicable laws and regulations, including those concerning taxes, banking, securities and insurance, changes in trade, monetary and fiscal policies, including the interest rate policies of the Board of Governors of the Federal Reserve System, fluctuations in inflation or interest rates, changes in general economic, political or industry conditions and related credit and market conditions, the interdependence of financial service companies and adverse conditions in the stock market. Comerica cautions that the foregoing list of factors is not exclusive. For discussion of factors that may cause actual results to differ from expectations, please refer to our filings with the Securities and Exchange Commission. In particular, please refer to “Item 1A. Risk Factors” beginning on page 11 of Comerica’s Annual Report on Form 10-K for the year ended December 31, 2009, “Item 1A. Risk Factors” beginning on page 67 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 and “Item 1A. Risk Factors” beginning on page 71 of Comerica’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010. Forward-looking statements speak only as of the date they are made. Comerica does not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Comerica claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Media Contact:	Investor Contacts:
Wayne J. Mielke	Darlene P. Persons
(214) 462-4463	(214) 462-6831

Tracy Fralick
(214) 462-6834

CONSOLIDATED FINANCIAL HIGHLIGHTS (unaudited)

Comerica Incorporated and Subsidiaries

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,
(in millions, except per share data)	2010	2010	2009	2010	2009
PER COMMON SHARE AND COMMON STOCK DATA
Diluted net income (loss)	$0.33	$0.39	$(0.10)	$0.34	$(0.37)
Cash dividends declared	0.05	0.05	0.05	0.15	0.15
Common shareholders’ equity (at period end)	33.19	32.85	32.36
Average diluted shares (in thousands)	177,686	178,432	149,431	171,260	149,367
KEY RATIOS
Return on average common shareholders’ equity	4.07%	4.89%	(1.27)%	1.40%	(1.48)%
Return on average assets	0.43	0.50	0.12	0.43	0.09
Tier 1 common capital ratio (a) (b)	9.97	9.81	8.04
Tier 1 risk-based capital ratio (b)	9.97	10.64	12.21
Total risk-based capital ratio (b)	14.38	15.03	16.79
Leverage ratio (b)	10.90	11.36	12.46
Tangible common equity ratio (a)	10.39	10.11	7.96
AVERAGE BALANCES
Commercial loans	$20,967	$20,910	$23,401	$20,963	$25,399
Real estate construction loans	2,625	2,987	4,033	2,997	4,287
Commercial mortgage loans	10,257	10,372	10,359	10,338	10,422
Residential mortgage loans	1,590	1,607	1,720	1,610	1,787
Consumer loans	2,421	2,448	2,550	2,450	2,565
Lease financing	1,064	1,108	1,218	1,100	1,248
International loans	1,178	1,240	1,501	1,233	1,603
Total loans	40,102	40,672	44,782	40,691	47,311

Earning assets	50,189	51,835	57,513	51,645	59,580
Total assets	54,729	56,258	61,948	56,158	64,296
Noninterest-bearing deposits	14,920	15,218	13,225	14,922	12,385
Interest-bearing core deposits	23,866	23,710	22,582	23,400	22,476
Total core deposits	38,786	38,928	35,807	38,322	34,861
Common shareholders’ equity	5,842	5,708	4,923	5,543	4,987
Total shareholders’ equity	5,842	5,708	7,065	6,134	7,124
NET INTEREST INCOME
Net interest income (fully taxable equivalent basis)	$405	$424	$387	$1,245	$1,177
Fully taxable equivalent adjustment	1	2	2	4	6
Net interest margin	3.23%	3.28%	2.68%	3.23%	2.65%
CREDIT QUALITY
Nonaccrual loans	$1,163	$1,098	$1,194
Reduced-rate loans	28	23	2
Total nonperforming loans	1,191	1,121	1,196
Foreclosed property	120	93	109
Total nonperforming assets	1,311	1,214	1,305

Loans past due 90 days or more and still accruing	104	115	161

Gross loan charge-offs	145	158	245	$487	$663
Loan recoveries	13	12	6	36	19
Net loan charge-offs	132	146	239	451	644
Lending-related commitment charge-offs	—	—	—	—	—
Total net credit-related charge-offs	132	146	239	451	644

Allowance for loan losses	957	967	953
Allowance for credit losses on lending-related commitments	38	44	35
Total allowance for credit losses	995	1,011	988

Allowance for loan losses as a percentage of total loans	2.38%	2.38%	2.19%
Net loan charge-offs as a percentage of average total loans	1.32	1.44	2.14	1.48%	1.82%
Net credit-related charge-offs as a percentage of average total loans	1.32	1.44	2.14	1.48	1.82
Nonperforming assets as a percentage of total loans and foreclosed property	3.24	2.98	2.99
Allowance for loan losses as a percentage of total nonperforming loans	80	86	80

(a) See Reconciliation of Non-GAAP Financial Measures.

(b) September 30, 2010 ratios are estimated.

CONSOLIDATED BALANCE SHEETS

Comerica Incorporated and Subsidiaries

	September 30,	June 30,	December 31,	September 30,
(in millions, except share data)	2010	2010	2009	2009
	(unaudited)	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$863	$816	$774	$799

Federal funds sold and securities purchased under agreements to resell	100	—	—	—
Interest-bearing deposits with banks	3,031	3,409	4,843	2,219
Other short-term investments	115	134	138	142

Investment securities available-for-sale	6,816	7,188	7,416	8,882

Commercial loans	21,432	21,151	21,690	22,546
Real estate construction loans	2,444	2,774	3,461	3,870
Commercial mortgage loans	10,180	10,318	10,457	10,380
Residential mortgage loans	1,586	1,606	1,651	1,679
Consumer loans	2,403	2,443	2,511	2,544
Lease financing	1,053	1,084	1,139	1,197
International loans	1,182	1,226	1,252	1,355
Total loans	40,280	40,602	42,161	43,571
Less allowance for loan losses	(957)	(967)	(985)	(953)
Net loans	39,323	39,635	41,176	42,618
Premises and equipment	639	634	644	657
Customers’ liability on acceptances outstanding	13	24	11	12
Accrued income and other assets	4,104	4,045	4,247	4,261
Total assets	$55,004	$55,885	$59,249	$59,590

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$15,763	$15,769	$15,871	$13,888

Money market and NOW deposits	17,288	16,062	14,450	13,556
Savings deposits	1,363	1,407	1,342	1,331
Customer certificates of deposit	5,723	5,893	6,413	7,466
Other time deposits	—	165	1,047	2,801
Foreign office time deposits	494	484	542	572
Total interest-bearing deposits	24,868	24,011	23,794	25,726
Total deposits	40,631	39,780	39,665	39,614
Short-term borrowings	179	200	462	425
Acceptances outstanding	13	24	11	12
Accrued expenses and other liabilities	1,085	1,048	1,022	1,252
Medium- and long-term debt	7,239	9,041	11,060	11,252
Total liabilities	49,147	50,093	52,220	52,555
Fixed rate cumulative perpetual preferred stock, series F, no par value, $1,000 liquidation value per share:
Authorized - 2,250,000 shares at 12/31/09 and 9/30/09
Issued - 2,250,000 shares at 12/31/09 and 9/30/09	—	—	2,151	2,145
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 203,878,110 shares at 9/30/10 and 6/30/10, 178,735,252 shares at 12/31/09 and 9/30/09	1,019	1,019	894	894
Capital surplus	1,473	1,467	740	738
Accumulated other comprehensive loss	(238)	(240)	(336)	(361)
Retained earnings	5,171	5,124	5,161	5,205
Less cost of common stock in treasury - 27,394,831 shares at 9/30/10, 27,561,412 shares at 6/30/10, 27,555,623 shares at 12/31/09 and 27,620,576 shares at 9/30/09	(1,568)	(1,578)	(1,581)	(1,586)
Total shareholders’ equity	5,857	5,792	7,029	7,035
Total liabilities and shareholders’ equity	$55,004	$55,885	$59,249	$59,590

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

Comerica Incorporated and Subsidiaries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions, except per share data)	2010	2009	2010	2009

INTEREST INCOME
Interest and fees on loans	$399	$444	$1,223	$1,343
Interest on investment securities	55	64	177	276
Interest on short-term investments	2	3	8	7
Total interest income	456	511	1,408	1,626

INTEREST EXPENSE
Interest on deposits	27	89	91	320
Interest on short-term borrowings	—	—	—	2
Interest on medium- and long-term debt	25	37	76	133
Total interest expense	52	126	167	455
Net interest income	404	385	1,241	1,171
Provision for loan losses	122	311	423	826
Net interest income after provision for loan losses	282	74	818	345

NONINTEREST INCOME
Service charges on deposit accounts	51	59	159	172
Fiduciary income	38	40	115	123
Commercial lending fees	22	21	66	58
Letter of credit fees	19	18	56	50
Card fees	15	13	43	37
Foreign exchange income	8	10	28	30
Bank-owned life insurance	9	8	26	26
Brokerage fees	6	7	18	24
Net securities gains	—	107	3	233
Other noninterest income	18	32	60	83
Total noninterest income	186	315	574	836

NONINTEREST EXPENSES
Salaries	187	171	535	513
Employee benefits	47	51	136	159
Total salaries and employee benefits	234	222	671	672
Net occupancy expense	40	40	120	119
Equipment expense	15	15	47	46
Outside processing fee expense	23	24	69	74
Software expense	22	21	66	61
FDIC insurance expense	14	15	47	75
Legal fees	9	8	26	25
Other real estate expense	7	10	24	26
Litigation and operational losses	2	3	5	7
Provision for credit losses on lending-related commitments	(6)	2	1	(3)
Other noninterest expenses	42	39	127	123
Total noninterest expenses	402	399	1,203	1,225
Income (loss) from continuing operations before income taxes	66	(10)	189	(44)
Provision (benefit) for income taxes	7	(29)	25	(89)
Income from continuing operations	59	19	164	45
Income from discontinued operations, net of tax	—	—	17	1
NET INCOME	59	19	181	46
Less:
Preferred stock dividends	—	34	123	101
Income allocated to participating securities	—	1	—	1
Net income (loss) attributable to common shares	$59	$(16)	$58	$(56)

Basic earnings per common share:
Income (loss) from continuing operations	$0.34	$(0.10)	$0.24	$(0.38)
Net income (loss)	0.34	(0.10)	0.34	(0.37)

Diluted earnings per common share:
Income (loss) from continuing operations	0.33	(0.10)	0.24	(0.38)
Net income (loss)	0.33	(0.10)	0.34	(0.37)

Cash dividends declared on common stock	9	7	26	22
Cash dividends declared per common share	0.05	0.05	0.15	0.15

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME (unaudited)

Comerica Incorporated and Subsidiaries

	Third	Second	First	Fourth	Third	Third Quarter 2010 Compared To:
	Quarter	Quarter	Quarter	Quarter	Quarter	Second Quarter 2010		Third Quarter 2009
(in millions, except per share data)	2010	2010	2010	2009	2009	Amount	Percent	Amount	Percent

INTEREST INCOME
Interest and fees on loans	$399	$412	$412	$424	$444	$(13)	(3)%	$(45)	(10)%
Interest on investment securities	55	61	61	53	64	(6)	(10)	(9)	(15)
Interest on short-term investments	2	3	3	2	3	(1)	(17)	(1)	(13)
Total interest income	456	476	476	479	511	(20)	(4)	(55)	(11)

INTEREST EXPENSE
Interest on deposits	27	29	35	52	89	(2)	(8)	(62)	(70)
Interest on short-term borrowings	—	—	—	—	—	—	9	—	29
Interest on medium- and long-term debt	25	25	26	31	37	—	1	(12)	(32)
Total interest expense	52	54	61	83	126	(2)	(4)	(74)	(59)
Net interest income	404	422	415	396	385	(18)	(4)	19	5
Provision for loan losses	122	126	175	256	311	(4)	(3)	(189)	(61)
Net interest income after provision for loan losses	282	296	240	140	74	(14)	(4)	208	N/M

NONINTEREST INCOME
Service charges on deposit accounts	51	52	56	56	59	(1)	(1)	(8)	(13)
Fiduciary income	38	38	39	38	40	—	(2)	(2)	(4)
Commercial lending fees	22	22	22	21	21	—	(2)	1	5
Letter of credit fees	19	19	18	19	18	—	3	1	7
Card fees	15	15	13	14	13	—	—	2	13
Foreign exchange income	8	10	10	11	10	(2)	(16)	(2)	(19)
Bank-owned life insurance	9	9	8	9	8	—	6	1	7
Brokerage fees	6	6	6	7	7	—	(4)	(1)	(19)
Net securities gains	—	1	2	10	107	(1)	N/M	(107)	N/M
Other noninterest income	18	22	20	29	32	(4)	(15)	(14)	(41)
Total noninterest income	186	194	194	214	315	(8)	(4)	(129)	(41)

NONINTEREST EXPENSES
Salaries	187	179	169	174	171	8	4	16	9
Employee benefits	47	45	44	51	51	2	3	(4)	(7)
Total salaries and employee benefits	234	224	213	225	222	10	4	12	5
Net occupancy expense	40	39	41	43	40	1	2	—	(1)
Equipment expense	15	15	17	16	15	—	—	—	1
Outside processing fee expense	23	23	23	23	24	—	—	(1)	(4)
Software expense	22	22	22	23	21	—	1	1	4
FDIC insurance expense	14	16	17	15	15	(2)	(13)	(1)	(5)
Legal fees	9	9	8	12	8	—	4	1	7
Other real estate expense	7	5	12	22	10	2	47	(3)	(28)
Litigation and operational losses	2	2	1	3	3	—	48	(1)	(24)
Provision for credit losses on lending-related commitments	(6)	—	7	3	2	(6)	N/M	(8)	N/M
Other noninterest expenses	42	42	43	40	39	—	(1)	3	10
Total noninterest expenses	402	397	404	425	399	5	1	3	1
Income (loss) from continuing operations before income taxes	66	93	30	(71)	(10)	(27)	(28)	76	N/M
Provision (benefit) for income taxes	7	23	(5)	(42)	(29)	(16)	(68)	36	N/M
Income (loss) from continuing operations	59	70	35	(29)	19	(11)	(15)	40	N/M
Income from discontinued operations, net of tax	—	—	17	—	—	—	N/M	—	N/M
NET INCOME (LOSS)	59	70	52	(29)	19	(11)	(15)	40	N/M
Less:
Preferred stock dividends	—	—	123	33	34	—	—	(34)	N/M
Income allocated to participating securities	—	1	—	—	1	(1)	N/M	(1)	N/M
Net income (loss) attributable to common shares	$59	$69	$(71)	$(62)	$(16)	$(10)	(15)%	$75	N/M %

Basic earnings per common share:
Income (loss) from continuing operations	$0.34	$0.40	$(0.57)	$(0.42)	$(0.10)	$(0.06)	(15)%	$0.44	N/M %
Net income (loss)	0.34	0.40	(0.46)	(0.42)	(0.10)	(0.06)	(15)	0.44	N/M

Diluted earnings per common share:
Income (loss) from continuing operations	0.33	0.39	(0.57)	(0.42)	(0.10)	(0.06)	(15)	0.43	N/M
Net income (loss)	0.33	0.39	(0.46)	(0.42)	(0.10)	(0.06)	(15)	0.43	N/M

Cash dividends declared on common stock	9	8	9	8	7	1	1	2	19
Cash dividends declared per common share	0.05	0.05	0.05	0.05	0.05	—	—	—	—

N/M - Not meaningful

ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES (unaudited)

Comerica Incorporated and Subsidiaries

	2010			2009
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$967	$987	$985	$953	$880

Loan charge-offs:
Commercial	38	65	49	113	113
Real estate construction:
Commercial Real Estate business line (a)	40	30	71	33	63
Other business lines (b)	1	—	3	—	1
Total real estate construction	41	30	74	33	64
Commercial mortgage:
Commercial Real Estate business line (a)	16	12	16	27	24
Other business lines (b)	40	36	28	25	15
Total commercial mortgage	56	48	44	52	39
Residential mortgage	2	5	2	6	11
Consumer	7	9	8	9	7
Lease financing	—	1	—	6	6
International	1	—	7	13	5
Total loan charge-offs	145	158	184	232	245

Recoveries on loans previously charged-off:
Commercial	7	4	7	7	3
Real estate construction	1	6	1	—	1
Commercial mortgage	2	1	3	1	—
Residential mortgage	—	—	—	—	—
Consumer	1	1	—	—	1
Lease financing	1	—	—	—	—
International	1	—	—	—	1
Total recoveries	13	12	11	8	6
Net loan charge-offs	132	146	173	224	239
Provision for loan losses	122	126	175	256	311
Foreign currency translation adjustment	—	—	—	—	1
Balance at end of period	$957	$967	$987	$985	$953

Allowance for loan losses as a percentage of total loans	2.38%	2.38%	2.42%	2.34%	2.19%

Net loan charge-offs as a percentage of average total loans	1.32	1.44	1.68	2.09	2.14

Net credit-related charge-offs as a percentage of average total loans	1.32	1.44	1.68	2.10	2.14

(a) Primarily charge-offs of loans to real estate investors and developers.

(b) Primarily charge-offs of loans secured by owner-occupied real estate.

ANALYSIS OF THE ALLOWANCE FOR CREDIT LOSSES ON LENDING-RELATED COMMITMENTS (unaudited)

Comerica Incorporated and Subsidiaries

	2010			2009
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

Balance at beginning of period	$44	$44	$37	$35	$33
Less: Charge-offs on lending-related commitments (a)	—	—	—	1	—
Add: Provision for credit losses on lending-related commitments	(6)	—	7	3	2
Balance at end of period	$38	$44	$44	$37	$35

Unfunded lending-related commitments sold	$—	$2	$—	$3	$1

(a) Charge-offs result from the sale of unfunded lending-related commitments.

NONPERFORMING ASSETS (unaudited)

Comerica Incorporated and Subsidiaries

	2010			2009
(in millions)	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr

SUMMARY OF NONPERFORMING ASSETS AND PAST DUE LOANS
Nonaccrual loans:
Commercial	$258	$239	$209	$238	$290
Real estate construction:
Commercial Real Estate business line (a)	362	385	516	507	542
Other business lines (b)	4	4	3	4	4
Total real estate construction	366	389	519	511	546
Commercial mortgage:
Commercial Real Estate business line (a)	153	135	105	127	137
Other business lines (b)	304	257	226	192	161
Total commercial mortgage	457	392	331	319	298
Residential mortgage	59	53	58	50	27
Consumer	11	11	13	12	8
Lease financing	10	11	11	13	18
International	2	3	4	22	7
Total nonaccrual loans	1,163	1,098	1,145	1,165	1,194
Reduced-rate loans	28	23	17	16	2
Total nonperforming loans	1,191	1,121	1,162	1,181	1,196
Foreclosed property	120	93	89	111	109
Total nonperforming assets	$1,311	$1,214	$1,251	$1,292	$1,305

Nonperforming loans as a percentage of total loans	2.96%	2.76%	2.85%	2.80%	2.74%
Nonperforming assets as a percentage of total loans and foreclosed property	3.24	2.98	3.06	3.06	2.99
Allowance for loan losses as a percentage of total nonperforming loans	80	86	85	83	80
Loans past due 90 days or more and still accruing	$104	$115	$83	$101	$161

ANALYSIS OF NONACCRUAL LOANS
Nonaccrual loans at beginning of period	$1,098	$1,145	$1,165	$1,194	$1,130
Loans transferred to nonaccrual (c)	294	199	245	266	361
Nonaccrual business loan gross charge-offs (d)	(136)	(143)	(174)	(217)	(226)
Loans transferred to accrual status (c)	(10)	—	—	—	(4)
Nonaccrual business loans sold (e)	(12)	(47)	(44)	(10)	(41)
Payments/Other (f)	(71)	(56)	(47)	(68)	(26)
Nonaccrual loans at end of period	$1,163	$1,098	$1,145	$1,165	$1,194

(a)     Primarily loans to real estate investors and developers.

(b)    Primarily loans secured by owner-occupied real estate.

(c)     Based on an analysis of nonaccrual loans with book balances greater than $2 million.

(d)    Analysis of gross loan charge-offs:

Nonaccrual business loans	$136	$143	$174	$217	$226
Performing watch list loans	—	1	—	—	1
Consumer and residential mortgage loans	9	14	10	15	18
Total gross loan charge-offs	$145	$158	$184	$232	$245

(e)     Analysis of loans sold:

Nonaccrual business loans	$12	$47	$44	$10	$41
Performing watch list loans	7	15	12	1	24
Total loans sold	$19	$62	$56	$11	$65

(f)       Includes net changes related to nonaccrual loans with balances less than $2 million, payments on nonaccrual loans with book balances greater than $2 million and transfers of nonaccrual loans to foreclosed property. Excludes business loan gross charge-offs and business nonaccrual loans sold.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)

Comerica Incorporated and Subsidiaries

	Nine Months Ended
	September 30, 2010			September 30, 2009
	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$20,963	$614	3.92%	$25,399	$678	3.57%
Real estate construction loans	2,997	69	3.08	4,287	94	2.92
Commercial mortgage loans	10,338	321	4.15	10,422	327	4.20
Residential mortgage loans	1,610	65	5.37	1,787	76	5.69
Consumer loans	2,450	65	3.55	2,565	71	3.71
Lease financing	1,100	31	3.72	1,248	29	3.08
International loans	1,233	37	3.96	1,603	46	3.80
Business loan swap income	—	24	—	—	25	—
Total loans	40,691	1,226	4.02	47,311	1,346	3.80

Auction-rate securities available-for-sale	789	6	1.04	1,040	12	1.50
Other investment securities available-for-sale	6,393	172	3.66	8,617	267	4.24
Total investment securities available-for-sale	7,182	178	3.36	9,657	279	3.93

Federal funds sold and securities purchased under agreements to resell	5	—	0.38	24	—	0.32
Interest-bearing deposits with banks (a)	3,641	7	0.25	2,426	5	0.25
Other short-term investments	126	1	1.64	162	2	1.79
Total earning assets	51,645	1,412	3.66	59,580	1,632	3.67

Cash and due from banks	809			901
Allowance for loan losses	(1,033)			(913)
Accrued income and other assets	4,737			4,728
Total assets	$56,158			$64,296

Money market and NOW deposits	$16,035	38	0.32	$12,579	49	0.52
Savings deposits	1,397	1	0.07	1,326	1	0.12
Customer certificates of deposit	5,968	42	0.94	8,571	159	2.48
Total interest-bearing core deposits	23,400	81	0.46	22,476	209	1.25
Other time deposits	409	9	3.04	4,983	109	2.93
Foreign office time deposits	462	1	0.27	688	2	0.31
Total interest-bearing deposits	24,271	91	0.50	28,147	320	1.52

Short-term borrowings	230	—	0.24	1,262	2	0.25
Medium- and long-term debt	9,521	76	1.06	14,073	133	1.26
Total interest-bearing sources	34,022	167	0.65	43,482	455	1.40

Noninterest-bearing deposits	14,922			12,385
Accrued expenses and other liabilities	1,080			1,305
Total shareholders’ equity	6,134			7,124
Total liabilities and shareholders’ equity	$56,158			$64,296

Net interest income/rate spread (FTE)		$1,245	3.01		$1,177	2.27

FTE adjustment		$4			$6

Impact of net noninterest-bearing sources of funds			0.22			0.38
Net interest margin (as a percentage of average earning assets) (FTE) (a)			3.23%			2.65%

(a)          Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 22 basis points and 10 basis points year-to-date in 2010 and 2009, respectively.  Excluding excess liquidity, the net interest margin would have been 3.45% in 2010 and 2.75% in 2009.  See Reconciliation of Non-GAAP Financial Measures.

ANALYSIS OF NET INTEREST INCOME (FTE) (unaudited)

Comerica Incorporated and Subsidiaries

	Three Months Ended
	September 30, 2010			June 30, 2010			September 30, 2009
	Average		Average	Average		Average	Average		Average
(dollar amounts in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate

Commercial loans	$20,967	$203	3.84%	$20,910	$206	3.95%	$23,401	$223	3.79%
Real estate construction loans	2,625	21	3.19	2,987	23	3.13	4,033	29	2.83
Commercial mortgage loans	10,257	105	4.06	10,372	109	4.20	10,359	110	4.21
Residential mortgage loans	1,590	21	5.25	1,607	22	5.44	1,720	24	5.66
Consumer loans	2,421	21	3.53	2,448	22	3.56	2,550	24	3.68
Lease financing	1,064	10	3.69	1,108	10	3.72	1,218	12	3.96
International loans	1,178	12	3.89	1,240	13	4.07	1,501	14	3.65
Business loan swap income	—	7	—	—	9	—	—	9	—
Total loans	40,102	400	3.96	40,672	414	4.07	44,782	445	3.94

Auction-rate securities available-for-sale	673	1	0.99	816	3	1.19	962	3	1.29
Other investment securities available-for-sale	6,233	54	3.54	6,446	58	3.71	8,108	62	3.10
Total investment securities available-for-sale	6,906	55	3.27	7,262	61	3.41	9,070	65	2.91

Federal funds sold and securities purchased under agreements to resell	13	—	0.31	1	—	1.35	2	—	0.29
Interest-bearing deposits with banks (a)	3,047	2	0.25	3,768	3	0.25	3,538	2	0.25
Other short-term investments	121	—	1.53	132	—	1.65	121	1	1.80
Total earning assets	50,189	457	3.64	51,835	478	3.70	57,513	513	3.55

Cash and due from banks	843			795			873
Allowance for loan losses	(1,003)			(1,037)			(992)
Accrued income and other assets	4,700			4,665			4,554
Total assets	$54,729			$56,258			$61,948

Money market and NOW deposits	$16,681	13	0.31	$16,354	13	0.32	$13,090	15	0.46
Savings deposits	1,377	1	0.08	1,429	—	0.07	1,347	—	0.09
Customer certificates of deposit	5,808	12	0.87	5,927	15	0.92	8,145	46	2.23
Total interest-bearing core deposits	23,866	26	0.43	23,710	28	0.45	22,582	61	1.07
Other time deposits	65	—	0.51	295	1	2.14	3,573	28	3.05
Foreign office time deposits	479	1	0.36	448	—	0.23	660	—	0.24
Total interest-bearing deposits	24,410	27	0.43	24,453	29	0.47	26,815	89	1.32

Short-term borrowings	208	—	0.35	248	—	0.27	434	—	0.13
Medium- and long-term debt	8,245	25	1.21	9,571	25	1.04	13,311	37	1.10
Total interest-bearing sources	32,863	52	0.63	34,272	54	0.63	40,560	126	1.23

Noninterest-bearing deposits	14,920			15,218			13,225
Accrued expenses and other liabilities	1,104			1,060			1,098
Total shareholders’ equity	5,842			5,708			7,065
Total liabilities and shareholders’ equity	$54,729			$56,258			$61,948

Net interest income/rate spread (FTE)		$405	3.01		$424	3.07		$387	2.32

FTE adjustment		$1			$2			$2

Impact of net noninterest-bearing sources of funds			0.22			0.21			0.36
Net interest margin (as a percentage of average earning assets) (FTE) (a)			3.23%			3.28%			2.68%

(a)          Excess liquidity, represented by average balances deposited with the Federal Reserve Bank, reduced the net interest margin by 19 basis points and 23 basis points in the third and second quarters of 2010, respectively, and by 16 basis points in the third quarter of 2009.  Excluding excess liquidity, the net interest margin would have been 3.42%, 3.51% and 2.84% in each respective period.  See Reconciliation of Non-GAAP Financial Measures.

CONSOLIDATED STATISTICAL DATA (unaudited)

Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
(in millions, except per share data)	2010	2010	2010	2009	2009

Commercial loans:
Floor plan	$1,693	$1,586	$1,351	$1,367	$857
Other	19,739	19,565	19,405	20,323	21,689
Total commercial loans	21,432	21,151	20,756	21,690	22,546
Real estate construction loans:
Commercial Real Estate business line (a)	2,023	2,345	2,754	3,002	3,342
Other business lines (b)	421	429	448	459	528
Total real estate construction loans	2,444	2,774	3,202	3,461	3,870
Commercial mortgage loans:
Commercial Real Estate business line (a)	2,091	2,035	1,944	1,889	1,751
Other business lines (b)	8,089	8,283	8,414	8,568	8,629
Total commercial mortgage loans	10,180	10,318	10,358	10,457	10,380
Residential mortgage loans	1,586	1,606	1,631	1,651	1,679
Consumer loans:
Home equity	1,736	1,761	1,782	1,817	1,818
Other consumer	667	682	690	694	726
Total consumer loans	2,403	2,443	2,472	2,511	2,544
Lease financing	1,053	1,084	1,120	1,139	1,197
International loans	1,182	1,226	1,306	1,252	1,355
Total loans	$40,280	$40,602	$40,845	$42,161	$43,571

Goodwill	$150	$150	$150	$150	$150
Loan servicing rights	5	6	6	7	8

Tier 1 common capital ratio (c) (d)	9.97%	9.81%	9.57%	8.18%	8.04%
Tier 1 risk-based capital ratio (d)	9.97	10.64	10.38	12.46	12.21
Total risk-based capital ratio (d)	14.38	15.03	14.91	16.93	16.79
Leverage ratio (d)	10.90	11.36	11.00	13.25	12.46
Tangible common equity ratio (c)	10.39	10.11	9.68	7.99	7.96

Book value per common share	$33.19	$32.85	$32.15	$32.27	$32.36
Market value per share for the quarter:
High	40.21	45.85	39.36	32.30	31.83
Low	33.11	35.44	29.68	26.49	19.94
Close	37.15	36.83	38.04	29.57	29.67

Quarterly ratios:
Return on average common shareholders’ equity	4.07%	4.89%	(5.61)%	(5.10)%	(1.27)%
Return on average assets	0.43	0.50	0.36	(0.19)	0.12
Efficiency ratio	67.88	64.47	66.45	70.68	67.14

Number of banking centers	441	437	449	447	444

Number of employees - full time equivalent	9,075	9,107	9,215	9,330	9,384

(a) Primarily loans to real estate investors and developers.

(b) Primarily loans secured by owner-occupied real estate.

(c) See Reconciliation of Non-GAAP Financial Measures.

(d) September 30, 2010 ratios are estimated.

PARENT COMPANY ONLY BALANCE SHEETS (unaudited)

Comerica Incorporated

	September 30,	December 31,	September 30,
(in millions, except share data)	2010	2009	2009

ASSETS
Cash and due from subsidiary bank	$10	$5	$7
Short-term investments with subsidiary bank	793	2,150	2,169
Other short-term investments	82	86	84
Investment in subsidiaries, principally banks	6,039	5,710	5,711
Premises and equipment	3	4	4
Other assets	202	186	197
Total assets	$7,129	$8,141	$8,172

LIABILITIES AND SHAREHOLDERS’ EQUITY
Medium- and long-term debt	$1,155	$986	$992
Other liabilities	117	126	145
Total liabilities	1,272	1,112	1,137

Fixed rate cumulative perpetual preferred stock, series F, no par value, $1,000 liquidation preference per share:
Authorized - 2,250,000 shares at 12/31/09 and 9/30/09
Issued - 2,250,000 shares at 12/31/09 and 9/30/09	—	2,151	2,145
Common stock - $5 par value:
Authorized - 325,000,000 shares
Issued - 203,878,110 shares at 9/30/10 and 178,735,252 shares at 12/31/09 and 9/30/09	1,019	894	894
Capital surplus	1,473	740	738
Accumulated other comprehensive loss	(238)	(336)	(361)
Retained earnings	5,171	5,161	5,205
Less cost of common stock in treasury - 27,394,831 shares at 9/30/10, 27,555,623 shares at 12/31/09 and 27,620,576 shares at 9/30/09	(1,568)	(1,581)	(1,586)
Total shareholders’ equity	5,857	7,029	7,035
Total liabilities and shareholders’ equity	$7,129	$8,141	$8,172

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (unaudited)

Comerica Incorporated and Subsidiaries

					Accumulated
		Common Stock			Other			Total
	Preferred	Shares		Capital	Comprehensive	Retained	Treasury	Shareholders’
(in millions, except per share data)	Stock	Outstanding	Amount	Surplus	Loss	Earnings	Stock	Equity

BALANCE AT DECEMBER 31, 2008	$2,129	150.5	$894	$722	$(309)	$5,345	$(1,629)	$7,152
Net income	—	—	—	—	—	46	—	46
Other comprehensive loss, net of tax	—	—	—	—	(52)	—	—	(52)
Total comprehensive loss								(6)
Cash dividends declared on preferred stock	—	—	—	—	—	(114)	—	(114)
Cash dividends declared on common stock ($0.15 per share)	—	—	—	—	—	(22)	—	(22)
Purchase of common stock	—	(0.1)	—	—	—	—	(1)	(1)
Accretion of discount on preferred stock	16	—	—	—	—	(16)	—	—
Net issuance of common stock under employee stock plans	—	0.7	—	(13)	—	(34)	43	(4)
Share-based compensation	—	—	—	25	—	—	—	25
Other	—	—	—	4	—	—	1	5
BALANCE AT SEPTEMBER 30, 2009	$2,145	151.1	$894	$738	$(361)	$5,205	$(1,586)	$7,035

BALANCE AT DECEMBER 31, 2009	$2,151	151.2	$894	$740	$(336)	$5,161	$(1,581)	$7,029
Net income	—	—	—	—	—	181	—	181
Other comprehensive income, net of tax	—	—	—	—	98	—	—	98
Total comprehensive income								279
Cash dividends declared on preferred stock	—	—	—	—	—	(38)	—	(38)
Cash dividends declared on common stock ($0.10 per share)	—	—	—	—	—	(26)	—	(26)
Purchase of common stock	—	(0.1)	—	—	—	—	(4)	(4)
Issuance of common stock	—	25.1	125	724	—	—	—	849
Redemption of preferred stock	(2,250)	—	—	—	—	—	—	(2,250)
Redemption discount accretion on preferred stock	94	—	—	—	—	(94)	—	—
Accretion of discount on preferred stock	5	—	—	—	—	(5)	—	—
Net issuance of common stock under employee stock plans	—	0.3	—	(11)	—	(8)	16	(3)
Share-based compensation	—	—	—	24	—	—	—	24
Other	—	—	—	(4)	—	—	1	(3)
BALANCE AT SEPTEMBER 30, 2010	$—	176.5	$1,019	$1,473	$(238)	$5,171	$(1,568)	$5,857

BUSINESS SEGMENT FINANCIAL RESULTS (unaudited)

Comerica Incorporated and Subsidiaries

			Wealth &
(dollar amounts in millions)	Business	Retail	Institutional
Three Months Ended September 30, 2010	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$336	$133	$41	$(104)	$(1)	$405
Provision for loan losses	57	24	37	—	4	122
Noninterest income	69	45	59	12	1	186
Noninterest expenses	155	165	78	2	2	402
Provision (benefit) for income taxes (FTE)	60	(4)	(5)	(36)	(7)	8
Net income (loss)	$133	$(7)	$(10)	$(58)	$1	$59
Net credit-related charge-offs	$99	$19	$14	$—	$—	$132

Selected average balances:
Assets	$30,309	$5,777	$4,855	$9,044	$4,744	$54,729
Loans	29,940	5,314	4,824	30	(6)	40,102
Deposits	19,266	16,972	2,606	386	100	39,330
Liabilities	19,230	16,940	2,587	9,224	906	48,887
Attributed equity	2,968	624	412	1,065	773	5,842

Statistical data:
Return on average assets (a)	1.75%	(0.16)%	(0.79)%	N/M	N/M	0.43%
Return on average attributed equity	17.91	(4.43)	(9.34)	N/M	N/M	4.07
Net interest margin (b)	4.45	3.10	3.42	N/M	N/M	3.23
Efficiency ratio	38.16	92.26	78.49	N/M	N/M	67.88

			Wealth &
	Business	Retail	Institutional
Three Months Ended June 30, 2010	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$351	$134	$45	$(103)	$(3)	$424
Provision for loan losses	83	20	19	—	4	126
Noninterest income	78	42	61	13	—	194
Noninterest expenses	157	160	79	2	(1)	397
Provision (benefit) for income taxes (FTE)	54	(1)	3	(35)	4	25
Net income (loss)	$135	$(3)	$5	$(57)	$(10)	$70
Net credit-related charge-offs	$113	$22	$11	$—	$—	$146

Selected average balances:
Assets	$30,609	$5,937	$4,903	$9,343	$5,466	$56,258
Loans	30,353	5,446	4,840	36	(3)	40,672
Deposits	19,069	16,930	2,924	653	95	39,671
Liabilities	19,040	16,895	2,909	10,838	868	50,550
Attributed equity	3,110	646	408	1,005	539	5,708

Statistical data:
Return on average assets (a)	1.75%	(0.06)%	0.43%	N/M	N/M	0.50%
Return on average attributed equity	17.21	(1.66)	5.19	N/M	N/M	4.89
Net interest margin (b)	4.63	3.17	3.73	N/M	N/M	3.28
Efficiency ratio	36.92	89.14	77.57	N/M	N/M	64.47

			Wealth &
	Business	Retail	Institutional
Three Months Ended September 30, 2009	Bank	Bank	Management	Finance	Other	Total
Earnings summary:
Net interest income (expense) (FTE)	$346	$127	$42	$(136)	$8	$387
Provision for loan losses	252	42	20	—	(3)	311
Noninterest income	72	50	66	121	6	315
Noninterest expenses	160	154	73	3	9	399
Provision (benefit) for income taxes (FTE)	(16)	(8)	5	(11)	3	(27)
Net income (loss)	$22	$(11)	$10	$(7)	$5	$19
Net credit-related charge-offs	$195	$34	$10	$—	$—	$239

Selected average balances:
Assets	$34,822	$6,445	$4,856	$11,426	$4,399	$61,948
Loans	34,116	5,904	4,760	2	—	44,782
Deposits	15,735	17,563	2,735	3,969	38	40,040
Liabilities	16,002	17,532	2,725	18,361	263	54,883
Attributed equity	3,464	629	373	959	1,640	7,065

Statistical data:
Return on average assets (a)	0.24%	(0.24)%	0.80%	N/M	N/M	0.12%
Return on average attributed equity	2.42	(6.92)	10.40	N/M	N/M	(1.27)
Net interest margin (b)	4.01	2.87	3.48	N/M	N/M	2.68
Efficiency ratio	38.41	86.86	70.84	N/M	N/M	67.14

(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b) Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE - Fully Taxable Equivalent

N/M - Not Meaningful

MARKET SEGMENT FINANCIAL RESULTS (unaudited)

Comerica Incorporated and Subsidiaries

							Finance
(dollar amounts in millions)					Other		& Other
Three Months Ended September 30, 2010	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$200	$157	$78	$10	$47	$18	$(105)	$405
Provision for loan losses	38	51	17	10	4	(2)	4	122
Noninterest income	99	31	21	4	10	8	13	186
Noninterest expenses	186	107	61	13	23	8	4	402
Provision (benefit) for income taxes (FTE)	27	16	7	(3)	(3)	7	(43)	8
Net income (loss)	$48	$14	$14	$(6)	$33	$13	$(57)	$59
Net credit-related charge-offs	$61	$58	$5	$6	$2	$—	$—	$132

Selected average balances:
Assets	$14,445	$12,746	$6,556	$1,528	$4,058	$1,608	$13,788	$54,729
Loans	14,276	12,556	6,357	1,549	3,802	1,538	24	40,102
Deposits	17,777	11,793	5,443	364	2,198	1,269	486	39,330
Liabilities	17,755	11,724	5,434	350	2,225	1,269	10,130	48,887
Attributed equity	1,390	1,304	663	166	340	141	1,838	5,842

Statistical data:
Return on average assets (a)	1.02%	0.43%	0.83%	(1.58)%	3.24%	3.25%	N/M	0.43%
Return on average attributed equity	14.06	4.31	8.20	(14.56)	38.63	37.03	N/M	4.07
Net interest margin (b)	4.45	4.96	4.87	2.61	4.99	4.51	N/M	3.23
Efficiency ratio	61.77	56.88	61.94	94.50	40.72	30.65	N/M	67.88

							Finance
					Other		& Other
Three Months Ended June 30, 2010	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$210	$164	$81	$12	$44	$19	$(106)	$424
Provision for loan losses	34	27	(1)	17	50	(5)	4	126
Noninterest income	97	33	23	4	15	9	13	194
Noninterest expenses	181	110	65	12	20	8	1	397
Provision (benefit) for income taxes (FTE)	32	21	14	(4)	(16)	9	(31)	25
Net income (loss)	$60	$39	$26	$(9)	$5	$16	$(67)	$70
Net credit-related charge-offs	$44	$47	$8	$7	$40	$—	$—	$146

Selected average balances:
Assets	$14,626	$13,006	$6,652	$1,576	$3,934	$1,655	$14,809	$56,258
Loans	14,592	12,792	6,428	1,575	3,661	1,591	33	40,672
Deposits	17,988	11,951	5,316	404	2,212	1,052	748	39,671
Liabilities	17,966	11,876	5,308	392	2,243	1,059	11,706	50,550
Attributed equity	1,459	1,358	672	161	352	162	1,544	5,708

Statistical data:
Return on average assets (a)	1.23%	1.17%	1.54%	(2.18)%	0.49%	3.90%	N/M	0.50%
Return on average attributed equity	16.36	11.38	15.29	(21.31)	5.52	39.95	N/M	4.89
Net interest margin (b)	4.66	5.13	5.05	2.94	4.91	4.62	N/M	3.28
Efficiency ratio	58.45	55.91	62.32	76.90	37.58	30.48	N/M	64.47

							Finance
					Other		& Other
Three Months Ended September 30, 2009	Midwest	Western	Texas	Florida	Markets	International	Businesses	Total
Earnings summary:
Net interest income (expense) (FTE)	$207	$159	$77	$11	$41	$20	$(128)	$387
Provision for loan losses	148	101	29	24	6	6	(3)	311
Noninterest income	107	33	22	3	14	9	127	315
Noninterest expenses	188	106	58	10	17	8	12	399
Provision (benefit) for income taxes (FTE)	(12)	(8)	5	(8)	(1)	5	(8)	(27)
Net income (loss)	$(10)	$(7)	$7	$(12)	$33	$10	$(2)	$19
Net credit-related charge-offs	$102	$95	$22	$9	$10	$1	$—	$239

Selected average balances:
Assets	$16,623	$14,114	$7,444	$1,673	$4,361	$1,908	$15,825	$61,948
Loans	16,020	13,923	7,221	1,674	4,050	1,892	2	44,782
Deposits	17,384	11,146	4,609	327	1,707	860	4,007	40,040
Liabilities	17,658	11,060	4,618	316	1,758	849	18,624	54,883
Attributed equity	1,563	1,393	722	180	432	176	2,599	7,065

Statistical data:
Return on average assets (a)	(0.22)%	(0.20)%	0.39%	(2.81)%	2.98%	1.94%	N/M	0.12%
Return on average attributed equity	(2.67)	(1.99)	3.99	(26.20)	30.10	21.01	N/M	(1.27)
Net interest margin (b)	4.69	4.53	4.22	2.70	4.00	4.08	N/M	2.68
Efficiency ratio	59.96	54.96	59.16	70.34	33.54	28.39	N/M	67.14

(a) Return on average assets is calculated based on the greater of average assets or average liabilities and attributed equity.

(b) Net interest margin is calculated based on the greater of average earning assets or average deposits and purchased funds.

FTE - Fully Taxable Equivalent

N/M - Not Meaningful

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)	page 1 of 2
Comerica Incorporated and Subsidiaries

	Nine Months Ended September 30,
(dollar amounts in millions)	2010	2009
Net interest income (FTE)	$1,245	$1,177
Less:
Interest earned on excess liquidity (a)	7	4
Net interest income (FTE), excluding excess liquidity	$1,238	$1,173

Average earning assets	$51,645	$59,580
Less:
Average net unrealized gains on investment securities available-for-sale	108	184
Average earning assets for net interest margin (FTE)	51,537	59,396
Less:
Excess liquidity (a)	3,594	2,385
Average earning assets for net interest margin (FTE), excluding excess liquidity	$47,943	$57,011

Net interest margin (FTE)	3.23%	2.65%
Net interest margin (FTE), excluding excess liquidity	3.45	2.75

Impact of excess liquidity on net interest margin (FTE)	(0.22)	(0.10)

	2010			2009
	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr
Net interest income (FTE)	$405	$424	$416	$398	$387
Less:
Interest earned on excess liquidity (a)	2	2	3	1	2
Net interest income (FTE), excluding excess liquidity	$403	$422	$413	$397	$385

Average earning assets	$50,189	$51,835	$52,941	$53,953	$57,513
Less:
Average net unrealized gains on investment securities available-for-sale	180	80	62	107	102
Average earning assets for net interest margin (FTE)	50,009	51,755	52,879	53,846	57,411
Less:
Excess liquidity (a)	2,983	3,719	4,092	2,453	3,492
Average earning assets for net interest margin (FTE), excluding excess liquidity	$47,026	$48,036	$48,787	$51,393	$53,919

Net interest margin (FTE)	3.23%	3.28%	3.18%	2.94%	2.68%
Net interest margin (FTE), excluding excess liquidity	3.42	3.51	3.42	3.07	2.84

Impact of excess liquidity on net interest margin (FTE)	(0.19)	(0.23)	(0.24)	(0.13)	(0.16)

(a) Excess liquidity represented by interest earned on and average balances deposited with the Federal Reserve Bank (FRB).

The net interest margin (FTE), excluding excess liquidity, removes interest earned on balances deposited with the FRB from net interest income (FTE) and average balances deposited with the FRB from average earning asssets from the numerator and denominator of the net interest margin (FTE) ratio, respectively. Comerica believes this measurement provides meaningful information to investors, regulators, management and others of the impact on net interest income and net interest margin resulting from Comerica’s short-term investment in low yielding instruments.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)	page 2 of 2
Comerica Incorporated and Subsidiaries

	September 30,	June 30,	March 31,	December 31,	September 30,
	2010	2010	2010	2009	2009
Tier 1 capital (a) (b)	$5,939	$6,371	$6,311	$7,704	$7,735
Less:
Fixed rate cumulative perpetual preferred stock	—	—	—	2,151	2,145
Trust preferred securities	—	495	495	495	495
Tier 1 common capital (b)	$5,939	$5,876	$5,816	$5,058	$5,095
Risk-weighted assets (a) (b)	$59,550	$59,877	$60,792	$61,815	$63,355
Tier 1 common capital ratio (b)	9.97%	9.81%	9.57%	8.18%	8.04%

Total shareholders’ equity	$5,857	$5,792	$5,668	$7,029	$7,035
Less:
Fixed rate cumulative perpetual preferred stock	—	—	—	2,151	2,145
Goodwill	150	150	150	150	150
Other intangible assets	6	6	7	8	8
Tangible common equity	$5,701	$5,636	$5,511	$4,720	$4,732
Total assets	$55,004	$55,885	$57,106	$59,249	$59,590
Less:
Goodwill	150	150	150	150	150
Other intangible assets	6	6	7	8	8
Tangible assets	$54,848	$55,729	$56,949	$59,091	$59,432
Tangible common equity ratio	10.39%	10.11%	9.68%	7.99%	7.96%

(a) Tier 1 capital and risk-weighted assets as defined by regulation.

(b) September 30, 2010 Tier 1 capital and risk-weighted assets are estimated.

The Tier 1 common capital ratio removes preferred stock and qualifying trust preferred securities from Tier 1 capital as defined by and calculated in conformity with bank regulations.  The tangible common equity removes preferred stock and the effect of intangible assets from capital and the effect of intagible assets from total assets.  Comerica believes these measurements are meaningful measures of capital adequacy used by investors, regulators, management and others to evaulate the adequacy of common equity and to compare against other companies in the industry.